EXHIBIT 99.1

The Men’s Wearhouse, Inc.

News Release	For Immediate Release
MEN’S WEARHOUSE REPORTS SECOND QUARTER 2005 RESULTS
Second quarter diluted earnings per share up 30% to $0.43 including charges; Second quarter diluted earnings per share up 40% to $0.49 excluding charges; Company provides guidance for Q3 2005 and raises full year earnings guidance
HOUSTON — August 17, 2005 — The Men’s Wearhouse (NYSE: MW) today announced its consolidated financial results for the second quarter ended July 30, 2005.
SECOND QUARTER RESULTS

Second Quarter Sales Summary — Fiscal 2005
	U.S. dollars, in millions		Total Sales		Comparable Store
	Current Year	Prior Year	Change %		Sales Change %

Total Company	$423.6	$369.5	14.6%

United States	$369.6	$321.6	14.9%		10.5%

Canada	$54.0	$47.9	12.8	%(A)	3.2%

(A)	Total sales change % using Canadian dollars was 3.3%.
Diluted earnings per share increased to $0.43 for the second quarter ended July 30, 2005 compared to $0.33 last year. Net earnings were $24.4 million compared to $18.4 million last year. Excluding Eddie Rodriguez net operating losses, diluted earnings per share increased from $0.35 last year to $0.49 this year, a 40% increase.
YEAR-TO-DATE RESULTS

Six Months Sales Summary — Fiscal 2005
	U.S. dollars, in millions		Total Sales		Comparable Store
	Current Year	Prior Year	Change %		Sales Change %

Total Company	$835.2	$730.2	14.4%

United States	$745.3	$650.8	14.5%		10.7%

Canada	$89.9	$79.4	13.1	%(B)	3.6%

(B)	Total sales change % using Canadian dollars was 3.9%.
Diluted earnings per share increased to $0.84 for year-to-date ended July 30, 2005 compared to $0.61 last year. Net earnings were $47.1 million compared to $33.4 million last year. Excluding Eddie Rodriguez net operating losses, diluted earnings per share increased from $0.63 last year to $0.95 this year, a 51% increase.

2005 GUIDANCE
The Company has closed all six of its Eddie Rodriguez stores. Net operating losses from the Company’s Eddie Rodriguez stores for the second quarter of fiscal year 2005 were $0.06 diluted earnings per share compared to the prior year’s second quarter loss of $0.01 diluted earnings per share. The Company is not expecting additional losses on the Eddie Rodriguez stores, therefore, the loss for fiscal 2005 is expected to be $0.11 diluted earnings per share. The loss for fiscal year 2004 was $0.05 diluted earnings per share.
For the third quarter, the Company expects diluted earnings per share results to be in a range of $0.33 to $0.35 based on high single digit same store sales increase in the U.S. and mid single digit increase in Canada.
For fiscal year 2005, the Company expects adjusted diluted earnings per share, excluding the Eddie Rodriguez results, to be in a range of $1.77 to $1.82 based on mid single digit same store sales increase in the U.S and Canada for the second half of the fiscal year. Including the Eddie Rodriguez net operating losses, the fiscal year 2005 adjusted diluted earnings per share are expected to be in a range of $1.66 to $1.71.
CONFERENCE CALL AND WEBCAST INFORMATION
At 5:00 p.m. Eastern time today, company management will host a conference call and real-time webcast to review the financial results of The Men’s Wearhouse, Inc.’s second quarter. To access the conference call, dial 303-262-2131. To access the live webcast presentation, visit the Investor Relations section of the company’s website at www.menswearhouse.com. A telephonic replay will be available through August 24 by calling 303-590-3000 and entering the access code of 11036962, or a webcast archive will be available free on the website for approximately 90 days.
STORE INFORMATION

	July 30, 2005		July 31, 2004		January 29, 2005
	Number	Sq. Ft.	Number	Sq. Ft.	Number	Sq. Ft.
	of Stores	(000’s)	of Stores	(000’s)	of Stores	(000’s)

Men’s Wearhouse	523	2,870.2	508	2,772.1	517	2,825.3

Moores, Clothing for Men	114	708.3	114	703.5	114	705.3

K&G (C)	76	1,808.9	74	1,702.5	76	1,770.1

Total	713	5,387.4	696	5,178.1	707	5,300.7

(C)	49, 38 and 43 stores, respectively, offering women’s apparel.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 713 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories, including tuxedo rentals available in the Men’s Wearhouse and Moores stores.
This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, disruption in retail buying trends due to homeland security concerns, severe weather conditions, aggressive advertising or marketing activities of competitors and other factors described herein and in the Company’s annual report on Form 10-K for the year ended January 29, 2005 and Form 10-Q for the quarter ended April 30, 2005.
For additional information on Men’s Wearhouse, please visit the Company’s website at www.menswearhouse.com.

CONTACT:	Claudia Pruitt, Men’s Wearhouse (713) 592-7200
Ken Dennard, DRG&E (713) 529-6600
— Tables to Follow —

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
FOR THE SIX MONTHS ENDED
July 30, 2005 AND July 31, 2004
(In thousands, except per share data)

	Six Months Ended
		% of		% of
	2005	Sales	2004	Sales
			(as restated) (1)
Net sales	$835,225	100.00%	$730,209	100.00%
Cost of goods sold, including buying, distribution and occupancy costs	501,146	60.00%	446,943	61.21%

Gross margin	334,079	40.00%	283,266	38.79%

Selling, general and administrative expenses	258,801	30.99%	227,927	31.21%

Operating income	75,278	9.01%	55,339	7.58%

Interest income	(1,565)	(0.19%)	(637)	(0.09%)
Interest expense	2,999	0.36%	2,773	0.38%

Earnings before income taxes	73,844	8.84%	53,203	7.29%

Provision for income taxes	26,754	3.20%	19,768	2.71%

Net earnings	$47,090	5.64%	$33,435	4.58%

Net earnings per share(2):
Basic	$0.87		$0.62

Diluted	$0.84		$0.61

Weighted average common shares outstanding (2):
Basic	54,245		54,080

Diluted	56,162		55,077

(1)	The Company’s Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 13 to the consolidated financial statements.

(2)	All earnings per share and weighted average common share information reflects a three-for-two stock split in the form of a stock dividend effective at the close of business on June 13, 2005.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
FOR THE THREE MONTHS ENDED
July 30, 2005 AND July 31, 2004
(In thousands, except per share data)

	Three Months Ended
		% of		% of
	2005	Sales	2004	Sales
			(as restated)(1)
Net sales	$423,576	100.00%	$369,480	100.00%
Cost of goods sold, including buying, distribution and occupancy costs	255,280	60.27%	224,024	60.63%

Gross margin	168,296	39.73%	145,456	39.37%

Selling, general and administrative expenses	129,892	30.67%	115,185	31.17%

Operating income	38,404	9.07%	30,271	8.19%

Interest income	(771)	(0.18%)	(363)	(0.10%)
Interest expense	1,512	0.36%	1,422	0.38%

Earnings before income taxes	37,663	8.89%	29,212	7.91%

Provision for income taxes	13,277	3.13%	10,832	2.93%

Net earnings	$24,386	5.76%	$18,380	4.97%

Net earnings per share (2):
Basic	$0.45		$0.34

Diluted	$0.43		$0.33

Weighted average common shares outstanding (2):
Basic	54,235		53,965

Diluted	56,490		54,937

(1)	The Company’s Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 13 to the consolidated financial statements.

(2)	All earnings per share and weighted average common share information reflects a three-for-two stock split in the form of a stock dividend effective at the close of business on June 13, 2005.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
(Unaudited)

	July 30,	July 31,
	2005	2004
		(as restated) (1)
ASSETS

Current assets:
Cash and cash equivalents	$54,627	$119,364
Short-term investments	78,925	—
Accounts receivable, net	16,355	15,431
Inventories	416,828	387,261
Other current assets	33,654	33,889

Total current assets	600,389	555,945
Property and equipment, net	264,692	222,781
Goodwill	56,129	43,834
Other assets, net	60,042	47,266

Total assets	$981,252	$869,826

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$190,714	$180,877
Long-term debt	130,000	131,000
Deferred taxes and other liabilities	51,665	45,709
Shareholders’ equity	608,873	512,240

Total liabilities and equity	$981,252	$869,826

(1)	The Company’s Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 13 to the consolidated financial statements.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
FOR THE SIX MONTHS ENDED
July 30, 2005 AND July 31, 2004
(In thousands)

	Six Months Ended
	2005	2004
		(as restated) (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$47,090	$33,435
Non-cash adjustments to net earnings:
Depreciation and amortization	31,796	26,182
Other	(1,769)	(2,753)
Changes in assets and liabilities	(54,008)	(35,541)

Net cash provided by operating activities	23,109	21,323

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(35,482)	(24,216)
Purchases of available-for-sale investments	(79,000)	—
Proceeds from sales of available-for-sale investments	75	—
Other	(48)	(76)

Net cash used in investing activities	(114,455)	(24,292)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	21,393	1,577
Purchase of treasury stock	(40,490)	(11,186)
Other	—	(276)

Net cash used in financing activities	(19,097)	(9,885)

Effect of exchange rate changes	62	72

DECREASE IN CASH AND CASH EQUIVALENTS	(110,381)	(12,782)
Balance at beginning of period	165,008	132,146

Balance at end of period	$54,627	$119,364

(1)	The Company’s Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 13 to the consolidated financial statements.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(A Non-GAAP Financial Measure)
(In thousands, except per share amounts)
Use of Non-GAAP Financial Measures
We have provided non-GAAP adjusted earnings per share information for the six months ended July 30, 2005, the three months ended July 30, 2005, the six months ended July 31, 2004 and the three months ended July 31, 2004 in this press release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net earnings and earnings per diluted share after excluding the net operating losses from the Eddie Rodriguez stores. These losses were:
$6.3 million, net of tax, or $0.11 diluted earnings per share for the six months ended July 30, 2005,
$3.4 million, net of tax, or $0.06 diluted earnings per share in the second quarter of fiscal 2005,
$1.2 million, net of tax, or $0.02 diluted earnings per share for the six months ended July 31, 2004 and
$0.7 million, net of tax, or $0.01 diluted earnings per share in the second quarter of fiscal 2004.
This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for the six months ended July 30, 2005, the three months ended July 30, 2005, the six months ended July 31, 2004 and the three months ended July 31, 2004 is as follows:

Non-GAAP Financial Measures

	Six Months Ended July 30, 2005
			NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$835,225	$(1,791)	$833,434
Cost of goods sold, including buying, distribution and occupancy costs	501,146	(5,116)	496,030

Gross margin	334,079	3,325	337,404
Selling, general and administrative expenses	258,801	(6,492)	252,309

Operating Income	75,278	9,817	85,095
Interest income	(1,565)	—	(1,565)
Interest expense	2,999	—	2,999

Earnings before income taxes	73,844	9,817	83,661
Provision for income taxes	26,754	3,552	30,306

Net earnings	$47,090	$6,265	$53,355

Net earnings per diluted share (1)	$0.84	$0.11	$0.95

Weighted average diluted common shares outstanding	56,162		56,162

	Three Months Ended July 30, 2005
			NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$423,576	$(785)	$422,791
Cost of goods sold, including buying, distribution and occupancy costs	255,280	(3,485)	251,795

Gross margin	168,296	2,700	170,996
Selling, general and administrative expenses	129,892	(2,518)	127,374

Operating Income	38,404	5,218	43,622
Interest income	(771)	—	(771)
Interest expense	1,512	—	1,512

Earnings before income taxes	37,663	5,218	42,881
Provision for income taxes	13,277	1,839	15,116

Net earnings	$24,386	$3,379	$27,765

Net earnings per diluted share (1)	$0.43	$0.06	$0.49

Weighted average diluted common shares outstanding	56,490		56,490

(1)	Due to the effect of rounding, the sum of the per share amounts may not equal the effect of the adjustments.

Non-GAAP Financial Measures (continued)

	Six Months Ended July 31, 2004
			NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$730,209	$(1,145)	$729,064
Cost of goods sold, including buying, distribution and occupancy costs	446,943	(1,774)	445,169

Gross margin	283,266	629	283,895
Selling, general and administrative expenses	227,927	(1,201)	226,726

Operating Income	55,339	1,830	57,169
Interest income	(637)	—	(637)
Interest expense	2,773	—	2,773

Earnings before income taxes	53,203	1,830	55,033
Provision for income taxes	19,768	676	20,444

Net earnings	$33,435	$1,154	$34,589

Net earnings per diluted share (1)	$0.61	$0.02	$0.63

Weighted average diluted common shares outstanding	55,077		55,077

	Three Months Ended July 31, 2004
			NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$369,480	$(733)	$368,747
Cost of goods sold, including buying, distribution and occupancy costs	224,024	(1,139)	222,885

Gross margin	145,456	406	145,862
Selling, general and administrative expenses	115,185	(651)	114,534

Operating Income	30,271	1,057	31,328
Interest income	(363)	—	(363)
Interest expense	1,422	—	1,422

Earnings before income taxes	29,212	1,057	30,269
Provision for income taxes	10,832	388	11,220

Net earnings	$18,380	$669	$19,049

Net earnings per diluted share (1)	$0.33	$0.01	$0.35

Weighted average diluted common shares outstanding	54,937		54,937

(1)	Due to the effect of rounding, the sum of the per share amounts may not equal the effect of the adjustments.